Exhibit 5.1

May 28, 2014

CaesarStone Sdot-Yam Ltd.
Kibbutz Sdot Yam
MP Menashe, 38805
Israel

 Ladies and Gentlemen:

We have acted as Israeli counsel to CaesarStone Sdot-Yam Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale by selling shareholders of the Company’s ordinary shares, par value NIS 0.04 per share (“Ordinary Shares”).

We are rendering this opinion as of the time the Registration Statement becomes effective. Such Registration Statement became automatically effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Registration Statement, Company’s Articles of Association, resolutions of the Board of Directors and such other documents as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, assuming the taking of all necessary corporate action to authorize and approve the issuance of the Ordinary Shares,  upon payment of the consideration therefor provided for in the applicable agreement approved by the Company’s board of directors, the ordinary Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the sections of the Registration Statement entitled “Legal matters” and “Enforceability of civil liabilities”. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.